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                            EXHIBIT 16.1 TO FORM 8-K

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4 of the Current Report on Form 8-K dated July 14, 2000 of Enstar Income/Growth Program Five-A, L.P. and are in agreement with the statements contained in paragraphs 1, 2, 4, 5 and 6 of Item 4(a) on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                                    /s/ Ernst & Young LLP


Los Angeles, California
July 14, 2000